Exhibit 99.2

Contact:	Mark A. Kopser
Executive Vice President and Chief Financial Officer
(972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL ANNOUNCES

PROPOSED OFFERING OF ITS NEW SENIOR NOTES DUE 2020

Dallas, Texas (March 14, 2012) – United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced that USPI Finance Corp. (“USPI Finance”), an affiliate of the Company, intends to offer (the “Notes Offering”) $440.0 million of senior unsecured notes (“New Notes”) in connection with a cash tender offer and related consent solicitation for the Company’s outstanding $437.5 million in aggregate principal amount of 8 7/8% senior subordinated notes due 2017 and 9 1/4%/10% senior subordinated toggle notes due 2017 (the “Tender Offer and Consent Solicitation”) and the refinancing of its existing debt (the “Refinancing,” which will include the U.K. Spin-Out, as defined below).

As part of the Refinancing, USPI plans to distribute the stock of its subsidiaries in the United Kingdom to its ultimate parent’s equity holders in order to separate its domestic and U.K. businesses (the “U.K. Spin-Out”). If the U.K. Spin-Out is consummated, the U.K. business will be a stand-alone company and USPI will have no further economic interest in the business operated in the U.K. other than certain amounts due to USPI pursuant to a services agreement.

The New Notes will initially be issued by USPI Finance, a newly formed, wholly-owned subsidiary of USPI Group Holdings, Inc. If the Notes Offering is consummated prior to the consummation of the U.K. Spin-Out, the proceeds of the Notes Offering will be placed in escrow by USPI Finance. If, among other things, the U.K. Spin-Out is not consummated by the 30th calendar day after the issue date of the New Notes, USPI Finance will redeem all of the New Notes at a redemption price equal to 100% of the initial issue price of the New Notes, plus accrued and unpaid interest, if any, to but not including the date of the redemption, which shall be determined in accordance with the confidential offering memorandum. If the consummation of the U.K. Spin-Out has occurred at or prior to the time of consummation of the Notes Offering, USPI Finance will forgo the escrow procedures and merge with and into USPI, with USPI being the surviving entity.

This press release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 208 surgical facilities. Of the Company’s 201 domestic facilities, 139 are jointly owned with not-for-profit healthcare systems. The Company also operates seven facilities in the United Kingdom.

USPI Announces Proposed Offering of its New Senior Notes Due 2020

March 14, 2012

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “continues,” “will,” “may,” “should,” “estimates,” “intends,” “plans” and similar expressions, and statements regarding the Company’s business strategy and plans, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. There is risk and uncertainty regarding whether the Company will be able to consummate the proposed Refinancing on terms that are satisfactory to the Company or at all, whether the Company will pay any dividends to its equity holders and whether the Company will effect a spin-out of its subsidiaries in the United Kingdom. Material factors are outside the Company’s control. For example, the Company may be unable to negotiate the terms of the potential refinancing with its lenders; the Company may not be able to fund dividends with cash on hand or at all; and the board of directors may not be willing to approve any dividend or the U.K. spin-out. Other factors include risks and uncertainties associated with changes in general economic and financial market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the healthcare industry, the Company’s credit ratings and credit capacity, the possibility that the Company’s stockholders, financial advisors or lenders could develop a negative perception of its long-or-short-term financial prospects if the level of its business activities decreases due to a market downturn, negative actions taken by regulatory authorities or rating organizations, and other factors set forth under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, the Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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